EXHIBIT 23.0


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Buckeye Cellulose Corporation of our report dated August 7, 1997, included in the 1997 Annual Report to Shareholders of Buckeye Cellulose Corporation.

     Our audit also included the financial statement schedule of Buckeye Cellulose Corporation listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8, Numbers 33-80865 and 33-80867) pertaining to the Buckeye Retirement Plus Savings Plan and the Buckeye Retirement Plan and (Form S-8, Number 333-33621) pertaining to the Alpha Cash Option Thrift Plan of our report dated August 7, 1997, with respect to the consolidated financial statements and schedule of Buckeye Cellulose Corporation included or incorporated by reference in this Annual Report (Form 10-K).



                                                 ERNST & YOUNG LLP
Memphis, Tennessee
September 24, 1997